Exhibit 99.1

Press Release

Clean Harbors Announces Results of Strategic Review

•                  Plans to Carve Out Oil and Gas Field Services Segment as Standalone Publicly Traded Entity; Retains Most of Lodging Segment, and Oil Re-Refining Business

•                  Names Eric W. Gerstenberg Chief Operating Officer; Will Oversee Safety-Kleen Environmental Services

•                  Increases Emphasis on Recycled Oil Products Through Dedicated Lubricants Business

•                  Confirms 2014 Revenue and Adjusted EBITDA Guidance; Announces 2015 Adjusted EBITDA Guidance

•                  Hosts Conference Call at 9:00 a.m. (ET) Today

Norwell, Mass. — January 20, 2015 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services in North America, today announced that, as a result of its strategic review, the Company plans to carve out its Oil and Gas  Field Services segment as a standalone public entity.  Due to the synergies related to drilling activity, Clean Harbors also intends to include its lodging drill camps business from its Lodging segment as part of the new entity.

“During the fourth quarter, we completed the comprehensive strategic review of our portfolio that we began in early 2014,” said Alan S. McKim, chairman and CEO. “The review was designed to determine the optimal mix of businesses to drive organic growth, enhance our margins and improve our return on invested capital.  Based on this review, we are undertaking a number of initiatives to maximize shareholder value, including the carve-out of our Oil and Gas Field Services segment, while retaining the vast majority of our Lodging segment and our re-refining business.”

Since acquiring many of the Oil and Gas segment’s assets in 2009, Clean Harbors has significantly grown the business and greatly expanded the value proposition it offers customers to encompass a combination of exploration, seismic and drilling support, solids/fluids control packages, disposal of drill cuttings and production services. Including the lodging drill camps business, the assets the Company plans to carve out generated approximately $250 million in revenue through the first nine months of 2014. While the Oil and Gas  Field Services segment experienced a down cycle in the past year, the Company believes it constitutes an attractive long-term cyclical business that is well-positioned as a leader within many markets.

“As a separate public company, our Oil and Gas /lodging drill camps businesses will be much more flexible to pursue growth opportunities and add incremental capabilities within their respective sectors,” said Mr. McKim. “Until the carve-out is completed, we will continue to fully support the customers, partners and, most important, the employees of these businesses. We appreciate their valuable contributions over the past five

42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Results of Strategic Review

years.”

Clean Harbors has hired Goldman Sachs & Co. as its financial advisor to assist in the proposed transaction, a process that could take more than 12 months. Completion of the transaction is subject to certain conditions, including, but not limited to, determination of the most advantageous structure from a financial and tax standpoint, receipt of regulatory approvals, the effectiveness of securities laws filings and final approval by the Company’s Board of Directors. There can be no assurance regarding the ultimate structure and timing of the proposed transaction or whether the transaction will be completed.

Gerstenberg Named COO; Will Oversee Safety-Kleen Environmental Services

Clean Harbors also announced today that Eric W. Gerstenberg, 45, has been appointed Chief Operating Officer, overseeing all of the Company’s Environmental Operations, including Safety-Kleen’s Environmental business.

Mr. Gerstenberg previously served as President, Environmental, Industrial & Field Services, a position to which he was named in 2014. Before that, he served for three years as President, Environmental Services, where he was responsible for Technical Services, Disposal Facilities, Transportation and Sales for the Environmental Group. From 2008 to 2010, he was Executive Vice President, Environmental Services, overseeing Technical Services and Field Services.  From 2000 to 2008, he served as Senior Vice President, Disposal Services, managing all of the Company’s disposal assets in the U.S. and Canada. He joined the Company in 1990.

“Eric’s management capabilities and outstanding track record of achievement make him an exceptional choice to be our COO. During his more than two decades at Clean Harbors, he has played a pivotal role in extending our leadership position within the industry,” said Mr. McKim. “By consolidating all of our Environmental operations under Eric, we will leverage his well-established ability to drive growth across the organization and deliver results.  He possesses a comprehensive knowledge of our business, a decisive management style and unparalleled commitment to safety, all of which make him uniquely qualified to serve in this new role.”

In conjunction with Mr. Gerstenberg’s oversight of Safety-Kleen Environmental, the Company has appointed Kevin Hayden as Executive Vice President, Safety-Kleen Environmental.  Mr. Hayden is a 26-year veteran of Safety-Kleen whose leadership and passion have helped to build the business and grow it substantially. After joining Safety-Kleen in 1989, he served in a number of field sales and general management positions, including Senior Vice President and General Manager, North East Division; Vice President, Branch Operations; and Senior Vice President, West Region Branches. He was Executive Vice President, Branch Sales, since April 2014. Mr. Hayden will report to Mr. Gerstenberg in his expanded role.

42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Results of Strategic Review

Increases Emphasis on Recycled Oil Products Through Dedicated Lubricants Business

Clean Harbors also will substantially increase its focus on blended oil opportunities within its Oil Re-refining and Recycling segment and, as part of this effort, create a separate business within that segment. Jerry E. Correll has been appointed President of this new business.

“Jerry will oversee the transition of recycling and re-refining from a business that produces a majority of base oil to one that manufactures many products from our recycling and re-refining process,” Mr. McKim said. “Near-term, Jerry and his newly reorganized team also will work to protect and expand our margins by implementing a number of strategies, such as the recent Zero Pay rate structure change for its purchase of used engine and industrial oils, and by lowering overall transportation costs.

“Since the purchase of Safety-Kleen, our objective has been to significantly increase the percentage of blended products in the re-refinery business,” Mr. McKim said.  “Today’s announcement reflects our intention to accelerate that transition.  Under Jerry’s leadership, we hope to realize higher returns from this business, further differentiate the EcoPower brand, increase the sustainability of our re-refining profits and distance ourselves from the inherent volatility of the base oil market.”

Mr. Correll joined Clean Harbors in 2002, in conjunction with the Company’s acquisition of Safety-Kleen’s Chemical Services Division. He has held a number of management positions at Clean Harbors, including Senior Vice President, Sales, for Environmental Services. Prior to joining the Company, Mr. Correll served in various sales and operations management positions at Safety-Kleen, including Senior Vice President, Sales; Vice President, Corporate Accounts; and Regional Vice President — Central U.S. Operations. He was named President of Safety-Kleen in April 2013.

2014 and 2015 Financial Guidance

The Company also announced today that it is confirming its previously announced 2014 revenue and Adjusted EBITDA guidance.  The Company continues to expect revenues in the range of $3.40 billion to $3.42 billion, and Adjusted EBITDA in the range of $510 million to $520 million.  Based on its outlook for the markets it serves and ongoing growth and cost reduction initiatives, the Company currently expects 2015 Adjusted EBITDA to be in a range of $530 million to $570 million.  This guidance is exclusive of any potential future acquisitions. A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance for 2014 and 2015 is included below.

The Company expects to report its fourth-quarter and full-year 2014 results on Wednesday, February 25,  2015, prior to the opening of New York Stock Exchange.

42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Results of Strategic Review

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors, since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between projected net income and projected Adjusted EBITDA:

	For the Year Ending December 31, 2014
	Amount			Margin % (1)
	(In millions)
Projected GAAP net loss	$(42)	to	$(32)	(1.2)%	to	(0.9)%
Adjustments:
Accretion of environmental liabilities	11	to	10	0.4%	to	0.3%
Depreciation and amortization	278	to	274	8.2%	to	8.0%
Goodwill impairment charge	123	to	123	3.6%	to	3.6%
Other income	(4)	to	(4)	(0.1)%	to	(0.1)%
Interest expense, net	79	to	78	2.3%	to	2.3%
Provision for income taxes	65	to	71	1.8%	to	2.0%
Projected Adjusted EBITDA	$510	to	$520	15.0%	to	15.2%

Revenues (In millions)	$3,400	to	$3,420

(1) The Margin % indicates the percentage that the line-item represents to total revenues for the respective reporting period, calculated by dividing the dollar amount for the line-item by total revenues for the reporting period.

	For the Year Ending December 31, 2015
	Amount
	(In millions)
Projected GAAP net income	$103	to	$136
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	275	to	265
Interest expense, net	76	to	76
Provision for income taxes	65	to	83
Projected Adjusted EBITDA	$530	to	$570

42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Results of Strategic Review

Conference Call Information

Clean Harbors management will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  Investors who wish to listen to the webcast should visit the Investors section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services, such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest recycler and re-refiner of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about its planned carve-out of its Oil and Gas  and drill camps businesses and 2015 Adjusted EBITDA guidance, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Results of Strategic Review

Contacts:
Eric Kraus	Jim Buckley
EVP Corporate Comm. & Public Affairs	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
Kraus.Eric@cleanharbors.com	Buckley.James@cleanharbors.com

42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com